PROSPECTUS SUPPLEMENT                               EXHIBIT 99.1
(To Prospectus dated February 17, 2006)             REGISTRATION NO.  333-96063



                        [HOLDERS (SM) B2B INTERNET LOGO]



                        1,000,000,000 Depositary Receipts
                         B2B Internet HOLDRS (SM) Trust

          This prospectus supplement supplements information contained in the prospectus dated February 17, 2006 relating to the sale of up to 1,000,000,000 depositary receipts by the B2B Internet HOLDRS (SM) Trust.

          The share amounts specified in the table in the "Highlights of B2B Internet HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                      Primary
        Name of Company                               Share           Trading
                                          Ticker       Amounts        Market
                                         ----------  -----------   ------------
        Agile Software Corporation         AGIL           4           NASDAQ
        Ariba, Inc.                        ARBA        3.458333       NASDAQ
        CheckFree Corporation              CKFR           4           NASDAQ
        Internet Capital Group, Inc.       ICGE          0.75         NASDAQ
        VerticalNet, Inc.                  VERTD      0.085714286     NASDAQ




 The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is December 31, 2006.